Calculation of Filing Fee Tables
F-4
Gildan Activewear Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares	457(a)	36,749,161		$ 1,979,773,750.00	0.0001531	$ 303,103.36
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,979,773,750.00		$ 303,103.36
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 303,103.36
Offering Note
[1]	Rule 457(f) Fee Calculation Details

Represents the maximum number of common shares of Gildan Activewear Inc. ("Gildan Common Shares") expected to be issued or issuable in connection with the transactions (the "Transactions") described in the joint proxy statement/prospectus (the "Proxy Statement/Prospectus") contained in this registration statement on Form F-4, based on the sum of (a) the product of (i) 0.102, the exchange ratio of Gildan Common Shares for each share of the common stock of Helios Holdco, Inc., par value $0.01 per share ("Hanesbrands Holdco Common Stock"), multiplied by (ii) 360,000,000, the estimated maximum number of shares of the common stock of Hanesbrands Inc., par value $0.01 per share (the "Hanesbrands Common Stock"), to be outstanding as of immediately prior to the effective time of the Transactions (the "Estimated Outstanding Hanesbrands Common Stock Amount"), plus (b) the product of (A) the estimated "Equity Award Exchange Ratio," multiplied by (B) 250,000, the estimated maximum number of shares of Hanesbrands Common Stock subject to "Hanesbrands Options" to be outstanding as of immediately prior to the effective time of the Transactions, each as defined in the Proxy Statement/Prospectus. Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the United States Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(c), 457(f)(1) and 457(f)(3) under the Securities Act, the proposed maximum aggregate offering price of the Gildan Common Shares was calculated as follows: (a) the product of (i) $6.295, the average of the high and low prices per share of the Hanesbrands Common Stock as of September 16, 2025, which is within five business days prior to the date of the filing of this registration statement on Form F-4, as quoted on the New York Stock Exchange, multiplied by (ii) 360,250,000, the estimated maximum number of shares of Hanesbrands Common Stock that may be exchanged for Gildan Common Shares being registered, including the Estimated Outstanding Hanesbrands Common Stock Amount and the estimated maximum number of shares of Hanesbrands Common Stock subject to Hanesbrands Options, to be outstanding as of immediately prior to the effective time of the Transactions, minus (b) the product of $0.80 multiplied by 360,000,000, which is the Estimated Outstanding Hanesbrands Common Stock Amount. In accordance with Rule 416, this registration statement also covers an indeterminable number of Gildan Common Shares as may be issuable as a result of stock splits, stock dividends or similar transactions.
Amount of Securities to be Received or Cancelled	Value per Share of Securities to be Received or Cancelled	Total Value of Securities to be Received or Cancelled	Cash Consideration Received by the registrant	Cash Consideration (Paid) by the registrant	Maximum Aggregate Offering Price
360,250,000	$ 6.29	$ 2,267,773,750.00		$ 288,000,000.00	$ 1,979,773,750.00

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A